SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                         SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14 (a) of the
                     Securities Exchange Act of 1934
                             (Amendment No. )



Filed by the Registrant { X }
Filed by a Party other than the Registrant {   }

Check the appropriate box:

{     }   Preliminary Proxy Statement
{     }   Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
{  X  }   Definitive Proxy Statement
{     }   Definitive Additional Materials
{     }   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
             240.14a-12

                            AMREP CORPORATION

         ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



         ----------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{  X  }   No fee required.

{     }   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
             and 0-11.

          1) Title of each class of securities to which transaction applies:


             ------------------------------------------------------------------

          2) Aggregate number of securities to which transaction applies:


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          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):


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          4) Proposed maximum aggregate value of transaction:


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          5) Total fee paid:


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{     }   Fee paid previously with preliminary materials.

{     }   Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:


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          2) Form, Schedule or Registration Statement No:


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          3) Filing Party:


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          4) Date Filed:


             ------------------------------------------------------------------








                                    AMREP CORPORATION

                                (An Oklahoma corporation)



                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   September 29, 1999


     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of AMREP CORPORATION (the "Company") will be held at the Crest Room, New York Marriott Eastside Hotel, 525 Lexington Avenue, New York, New York on September 29, 1999 at 9:00 A.M. for the following purposes:

      (1)   To elect three directors; and

      (2) To consider and act upon such other business as may properly come before the meeting.

     In accordance with the By-Laws, the Board of Directors has fixed the close of business on August 3, 1999 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment thereof. The list of such shareholders will be available for inspection by shareholders during the ten days prior to the meeting at the offices of the Company, 641 Lexington Avenue, New York, New York 10022.

     Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it to the Company in the self-addressed envelope enclosed for that purpose. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                              By Order of the Board of Directors


                              Valerie Asciutto, Secretary

Dated:    August 3, 1999
          New York, New York

                                   AMREP CORPORATION

                                  641 Lexington Avenue

                                New York, New York 10022

                                    ________________

                                    PROXY STATEMENT
                                    ________________


                             ANNUAL MEETING OF SHAREHOLDERS

                        To be Held 9:00 A.M. September 29, 1999




     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AMREP Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on September 29, 1999, and at any continuation or adjournment thereof ("Annual Meeting"). Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting. This Proxy Statement of the Board of Directors, the accompanying Notice of Annual Meeting and proxy form have been first sent to shareholders on or about August 9, 1999.

     All properly executed, unrevoked proxies in the enclosed form which are received in time will be voted in accordance with the shareholder's directions and, unless contrary directions are given, will be voted for the election as directors of the nominees named below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in determining whether a quorum is present at the Annual Meeting. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, and abstentions have no effect.

     A copy of the 1999 Annual Report of the Company for the fiscal year ended April 30, 1999, including financial statements, accompanies this Proxy
Statement. Such Annual Report does not constitute a part of the proxy solicitation material.

                        COMMON STOCK OWNERSHIP OF
                CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Only shareholders of record at the close of business on August 3, 1999, the date fixed by the Board of Directors in accordance with the By-Laws, are entitled to vote at the Annual Meeting. As of August 3, 1999, the Company had issued and outstanding 7,344,650 shares of Common Stock, par value $.10 per share. Each share of Common Stock is entitled to one vote on matters to come before the Annual Meeting.

     Set forth in the table below is information concerning the ownership as of July 29, 1999 of the Common Stock of the Company by the persons who, to the knowledge of the Board of Directors, own beneficially more than 5% of the outstanding shares. The table also sets forth information concerning the beneficial ownership by all directors, by each nominee for director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares beneficially owned:


Name and Address of               Amount Owned                % of
Beneficial Owner                  Beneficially                Class
--------------------              ------------                -----

Nicholas G. Karabots               2,819,393 (1)              38.4%
P.O. Box 736
Fort Washington, PA  19034

Albert Russo                       1,066,220 (2)(3)           14.5%
Lena Russo
Clifton Russo
Lawrence Russo
c/o American Simlex Company
401 Broadway
Suite 1712
New York, New York 10013

Dimensional Fund Advisors Inc.       449,636 (4)               6.1%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

Other Directors and               Amount Owned                % of
Executive Officers                Beneficially                Class
--------------------              ------------                -----

Jerome Belson                         45,500 (1)                *
Edward B. Cloues II                    4,500 (1)                *
Daniel Friedman                       38,924 (5)                *
Samuel N. Seidman                      2,500 (1)                *
Mohan Vachani                            500                    *
James Wall                             8,057 (6)                *
Valerie Asciutto                         --                     --

Directors and
Executive Officers
      as a Group
      (10 persons)                 4,209,020 (1)-(3)(5)(6)    57.2%

______________________________
* Indicates less than 1%


     (1) Includes 2,500 shares which the individual has the right to acquire pursuant to currently exercisable options.

     (2) Includes 1,500 shares which Mr. Albert Russo has the right to acquire pursuant to currently exercisable options.

     (3) In a Schedule 13D under the Securities Exchange Act of 1934 filed jointly by Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo, the filing persons reported that they share voting power as to 1,064,720 shares representing 14.5% of the outstanding Common Stock of the Company and that Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo have sole dispositive power as to 480,241, 58,740, 270,617, and 255,122 shares, respectively, of that Common Stock representing 6.5%, 0.8%, 3.7%, and 3.5 % of the outstanding Common Stock.

     (4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 449,636 shares of Common Stock of the Company, all of which shares are held in portfolios of four registered investment companies or other investment vehicles, including commingled group trusts, all of which Dimensional serves as investment manager or investment advisor. Dimensional disclaims beneficial ownership of all such shares.

     (5) Includes 314 shares held in the Company's Savings and Salary Deferral Plan allocated to the account of Mr. Friedman.

     (6) Includes 287 shares held in the Company's Savings and Salary Deferral Plan allocated to the account of Mr. Wall.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is a classified board divided into three classes - Class I consisting of two directors, Class II consisting of three directors and Class III consisting of three directors. Each class of directors serves for a term of three years. At this Annual Meeting three Class III directors will be elected to serve until the 2002 Annual Meeting and until their successors are elected and qualified. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them become unavailable for election it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee or nominees selected by the Board.

     The following table sets forth information regarding the nominees of the Board of Directors for election and the directors whose terms of office do not expire this year.

                                 Year First
                                 Elected As   Principal Occupation
Name                       Age   A Director   For Past Five Years
----                      ----   ----------   -------------------
Nominees to serve until the 2002 Annual Meeting (Class III)

Jerome Belson              73       1967      Chairman of the Board of WE
                                              Magazine (magazine on lifestyle of
                                              people with disabilities);
                                              President of Associated Builders
                                              and Owners of Greater New York,
                                              Inc.; Chairman Emeritus of
                                              Waterhouse Investor Services, Inc.

Nicholas G. Karabots*      66       1993      Chairman of the Board and Chief
                                              Executive Officer of Spartan
                                              Organization, Inc., KPG, Inc., the
                                              general partner of Kappa Printing
                                              Group, L.P., Kappa Publishing
                                              Group, Inc., and Geopedior, Inc.
                                              as well as other  affiliated
                                              entities, which companies are
                                              engaged primarily in the fields of
                                              printing, publishing and real
                                              estate.

Albert Russo               45       1996      Managing Partner, Russo
                                              Associates, Pioneer Realty, 401
                                              Broadway Company and related real
                                              estate entities; Partner, American
                                              Simlex Co., textile exports.

___________________________
* See "Compensation Committee Interlocks and Insider Participation" section for information concerning agreement to nominate Mr. Karabots.

Directors continuing in office until the 2000 Annual Meeting (Class I)

Edward B. Cloues II      51       1994      Chairman and Chief Executive Officer
                                            of K-Tron International, Inc., a
                                            process equipment manufacturer,
                                            since January 1998; Partner in the
                                            law firm of Morgan, Lewis & Bockius
                                            LLP from prior to 1994 to December
                                            1997.

James Wall               62       1991      Chief Executive Officer of AMREP
                                            Southwest Inc., a wholly-owned
                                            subsidiary of the Company; Senior
                                            Vice President of the Company.


Directors continuing in office until the 2001 Annual Meeting (Class II)

Daniel Friedman          64       1972      Chief Executive Officer of Kable
                                            News Company, Inc., a wholly-owned
                                            subsidiary of the Company; Senior
                                            Vice President of the Company.

Samuel N. Seidman        65       1977      President of Seidman & Co.,  Inc.,
                                            investment bankers.

Mohan Vachani            57       1990      Senior Vice President - Chief
                                            Financial Officer of the Company.

     Each of the directors other than Mr. Friedman has served continuously since the year in which he was first elected. Mr. Friedman served continuously from 1972 to January 1977, when he resigned. He was reelected as director in September 1980 and has served continuously since.

     Mr. Cloues was nominated in 1994 for election as a director at the recommendation of Mr. Karabots. At that time, the law firm of which Mr. Cloues was a partner represented Mr. Karabots and various corporations owned by him.

The Board of Directors and its Committees

     The Board held seven meetings during the last fiscal year.

     The Board has an Executive Committee which generally has the power of the Board and acts as needed between meetings of the Board. Also, in the absence of a Chief Executive Officer it is charged with the oversight of the Company's business. The current members of the Committee are Messrs. Cloues, Karabots and Russo with Mr. Cloues as Chairman. Mr. Cloues is compensated for his services as Chairman of the Board and as Committee Chairman at the rate of $125,000 per year, such amount being in addition to the fees paid him as a director and member of other Committees. The Committee met eight times during the last fiscal year.

     The Board also has an Audit and Examining Committee, a Human Resources Committee and a Stock Option Committee. The Human Resources Committee acts as a compensation committee. The Board does not have a nominating committee. The members of the Audit and Examining Committee receive $750 for each committee meeting attended. The members of the Human Resources Committee receive $500 for each committee meeting attended.

     The Audit and Examining Committee recommends to the Board the engagement of the auditors, reviews the scope and results of the yearly audit by the independent auditors, reviews the Company's system of internal controls and procedures, reviews the Company's Code of Conduct and investigates where necessary matters relating to the audit functions. It reports regularly to the Board concerning its activities. The current members of this Committee are Messrs. Belson and Seidman (Chairman). The Committee held four meetings during the last fiscal year.

     The Human Resources Committee makes recommendations to the Board concerning compensation and other matters relating to employees. The current members of the Committee are Messrs. Cloues, Karabots (Chairman), and Russo. The Committee held two meetings during the last fiscal year.

     The Stock Option Committee grants options under, and administers, the 1992 Stock Option Plan. The current members of the Committee are Messrs. Cloues, Karabots (Chairman), and Russo. The Committee did not meet during the last fiscal year.

     Each director of the Company except those directors who are employees is paid a fee of $22,500 per annum in addition to fees paid them as members of Committees. In addition, under the Non-Employee Directors Option Plan, each non-employee director receives on the first business day following the Company's Annual Meeting of Shareholders an option covering 500 shares of Common Stock of the Company. The price per share payable upon exercise of such option is either
(i) the mean between the highest and lowest reported sale price of the Common Stock on the date of grant on the New York Stock Exchange, or (ii) the price of the last sale of Common Stock on that date as quoted on the New York Stock Exchange, whichever is higher. For the options granted following the 1998 Annual Meeting the exercise price is $ 7.75 per share. Each option becomes exercisable as to all or any portion of the shares covered thereby one year after the date of grant and expires five years after the date of grant.

     The various directors and nominees hold other directorships of public companies as follows:

      Name                          Director of
      ----                          ------------

      Edward B. Cloues II           AmeriQuest Technologies, Inc.
                                    K-Tron International, Inc.

      Samuel N. Seidman             Productivity Technologies Corp.

                            EXECUTIVE COMPENSATION


Executive Compensation

     The Summary Compensation Table below sets forth individual compensation information for each of the Company's last three fiscal years of its four most highly paid executive officers.*

                           SUMMARY COMPENSATION TABLE


                           Annual              Long Term
                         Compensation           Awards
                         ------------           -------

                                               Securities
Name and                                       Underlying
Principal                                       Options/   All Other
Position            Year  Salary($)  Bonus($)   SAR's (#)  Compensation($)(1)(2)
--------            ----  --------   --------  ----------  ---------------------
Valerie Asciutto    1999   192,505     -0-          -0-      3,116
  Senior Vice       1998   186,019    12,000        -0-      3,672
  President         1997   178,029     -0-          -0-      1,781
  and General
  Counsel

Daniel Friedman     1999   279,598     -0-          -0-      3,367
  Senior Vice       1998   276,600    15,000        -0-      4,085
  President         1997   273,475     -0-          -0-      1,525
  and CEO of
  Kable News
  Company, Inc.

Mohan Vachani       1999   260,204     -0-          -0-      2,860
  Senior Vice       1998   257,200    25,000        -0-      3,503
  President-Chief   1997   254,075     -0-          -0-      1,369
  Financial
  Officer

James Wall          1999   236,430     -0-          -0-      3,147
  Senior Vice       1998   233,700    15,000        -0-      3,942
  President and     1997   230,867     -0-          -0-      1,523
  CEO of AMREP
  Southwest Inc.


(1) Includes amounts contributed by the Company to the Company's Savings and Salary Deferral Plan.

(2) Other compensation in the form of personal benefits to the named persons has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as to each.

_________________________
* Since January 1996, the Company has not had a CEO.

Options

     No stock options were granted to or exercised by any of the executive officers named in the Summary Compensation Table during the fiscal year ended April 30, 1999. No stock options were held by such executive officers at April 30, 1999.

Human Resources Committee Executive Compensation Report

     The Human Resources Committee ("HRC"), consisting entirely of non-employee directors, is the Company's Compensation Committee. Its current members are Messrs. Cloues, Karabots and Russo. The HRC's recommendations regarding executive compensation other than stock option grants must be approved by the Board of Directors or its Executive Committee. The Stock Option Committee, also consisting of non-employee directors, has sole authority to award stock options. Its current members also are Messrs. Cloues, Karabots and Russo.

                   Compensation Policy for Executive Officers
                   ------------------------------------------

     The HRC's compensation policy for executive officers is to pay competitively while balancing pay versus performance and to otherwise be fair and equitable in the administration of compensation. The HRC seeks to balance the salary paid to a particular individual using the above criteria while using its best judgment of compensation applicable to other executives holding comparable positions both within and at other companies.

     With respect to salaries, bonuses and other compensation and benefits, the decisions and recommendations of the HRC are subjective and are not based on any list of specific criteria. We believe that the compensation received by each of the executive officers for fiscal year 1999 was reasonable. The Company has not had a Chief Executive Officer since January 1996, when the employment of the then CEO was terminated due to disability, and senior management now operates under the supervision of the Executive Committee of the Board. The current salaries of Messrs. Friedman, Vachani and Wall are in amounts recommended by the former CEO in fiscal year 1994, except that they were increased annually through fiscal year 1997 by cost of living adjustments and by an additional 2% on October 1, 1998. The salary of Ms. Asciutto was fixed at $190,250 beginning October 1, 1997 in accordance with a recommendation made by the Executive Committee (the members of which are the same as those of the HRC), and the basis for its recommendation was a review of her performance and then existing salary level. It was increased by 2% on October 1, 1998. The 2% increases on October 1, 1998 were in accordance with recommendations made by the HRC.

     The Stock Option Committee has granted no options to Executive Officers since fiscal 1995.

     Payments during fiscal year 1999 to the Company's executives as discussed above were made with regard to the provisions of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation". It is the HRC's intention that compensation will not be awarded which exceeds the deductibility limits of Section 162(m).

                Bases for Chief Executive Officer's Compensation
                ------------------------------------------------

      Since January 1996, the Company has not had a CEO.

                                    Nicholas G. Karabots, Chairman
                                    Edward B. Cloues II
                                    Albert Russo
      July 8, 1999                  Human Resources Committee


Compensation Committee Interlocks and Insider Participation

     On August 4, 1993, pursuant to an agreement with Nicholas G. Karabots and two corporations he then owned, the Company acquired for its Kable News Company subsidiary ("Kable") various rights to distribute magazines, and in payment issued a total of 575,593 shares of the Company's Common Stock. The distribution rights cover various magazines published by unaffiliated publishers as well as magazines published by publishers controlled by Mr. Karabots. In the case of the publishers controlled by Mr. Karabots, the distribution arrangements generally were for terms of seven years with provision for extension for a further three years. As distributor under these and other distribution agreements, Kable purchases magazines from publishing companies owned or controlled by Mr. Karabots and resells them to wholesalers. During the fiscal year ended April 30, 1999, Kable purchased magazines from such companies for a total of $33,441,543 and resold them at higher prices.* Kable continues as a distributor for such companies. Since 1997 Kable has performed fulfillment services for publishing companies owned or controlled by Mr. Karabots, and during the fiscal year ended April 30, 1999 was paid by these companies $372,253 for its services. Kable continues to perform fulfillment services for such companies.

     As part of its agreement with Mr. Karabots, the Company proposed him for election to the Board of Directors at the 1993 Annual Meeting and agreed, subject to certain exceptions, that so long as he owns at least one-half of the Common Stock issued in the transaction the Company would propose him for election at each shareholders meeting for the election of directors until July 2003, unless he is already in a Class of the Board whose term continues beyond such meeting.

     Mr. Karabots is Chairman of the Human Resources Committee and Stock Option Committee.

__________________________
* Kable reports as revenues only the spread between the prices it pays publishers and the prices it receives for copies sold to its wholesaler customers. The $33,441,543 paid Mr. Karabots' companies represents approximately 17% of the approximately $191,744,000 Kable paid all publishers in fiscal 1999.

Performance Graph

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Index ("S&P 500 Comp-Ltd") and the Standards & Poor's Homebuilding Index for the five years beginning April 30, 1994 and ending April 30, 1999 (assuming the investment of $100 in the Company's stock, the S&P 500 and the Homebuilding Indexes on April 30, 1994, and the reinvestment of all dividends).

                          TOTAL SHAREHOLDER RETURNS






                                  (GRAPH)












                    1994      1995       1996       1997      1998       1999
                    ----     ------     ------     ------    ------     ------
AMREP CORP          100       80.65      62.90      46.77    111.29      74.19
S&P 500 INDEX       100      117.47     152.96     191.40    270.00     328.92
HOMEBUILDING        100       80.65      93.55     101.48    192.69     163.33
INDEX

     During fiscal 1999, the Company decided to discontinue most of its homebuilding operations and it will replace the Standard & Poor's Homebuilding Index with another index commencing in the year 2000.

Retirement Benefits

     The Company's executive officers participate in a Retirement Plan which was amended effective January 1, 1998 (the "Plan"). Prior to the amendment, the Plan provided a monthly benefit payable at age 65 to employees with five or more years of service in an amount equal to 1.125% of the employee's highest consecutive 60-month average monthly earnings up to a specified social security wage base plus 1.5% of such earnings in excess of such social security wage base, multiplied by years of service not to exceed 35. From and after January 1, 1998 a participant's benefits will be the amount of the monthly benefit accrued for that participant as of December 31, 1997 under the terms of the plan prior to its amendment plus an additional benefit to be determined by establishing a cash balance account for each participant, to which will be allocated annually 2% of such participant's earnings plus an annual allocation of 5% of the amount in such account. The cash balance account can be converted to a life annuity or can be taken in a lump sum. The law limits the maximum amount of earnings which can be taken into account in calculating benefits; that maximum currently is $160,000.

     Messrs. Friedman and Wall have twenty-eight years of credited service, Mr. Vachani has five years of credited service and Ms. Asciutto has six years of credited service. Assuming (i) these individuals continue to be employed until age 65, (ii) their annual salaries continue to be at least at current levels,
(iii) there are annual increases of 5% in the maximum earnings of $160,000 currently permitted to be taken into account under applicable law and in the social security taxable wage base which is taken into account in calculating retirement benefits under the Company's pension plan, and (iv) the individuals elect life annuity form of pension, their annual retirement benefits would be as set forth below:

                                            Estimated
                                              Benefit
                                            ---------
            Valerie Asciutto                $ 22,800
            Daniel Friedman*                  79,750
            Mohan Vachani                     12,000
            James Wall                        54,200



_____________________
* Mr. Friedman's estimated benefit includes amounts "grandfathered" under the law.

Certain Transactions

     See "Compensation Committee Interlocks and Insider Participation" for information concerning transactions with Nicholas G. Karabots.

                                  AUDITORS

     The consolidated financial statements of the Company and its subsidiaries included in the Annual Report to Shareholders for the fiscal years ended April 30, 1999 and 1998 have been examined by Arthur Andersen LLP, independent public accountants. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting with the opportunity to make a statement if the representative desires, and it is expected such representative will be available to respond to appropriate questions from shareholders. The Board of Directors has not yet acted with respect to the selection of auditors for fiscal 2000.


                                 OTHER MATTERS

     The Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


                             SOLICITATION OF PROXIES

     The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of stock held in their names. Directors, officers and employees of the Company may solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor.

                               SHAREHOLDER PROPOSALS

     From time to time shareholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Shareholders who intend to present proposals at the 2000 Annual Meeting and who wish to have such proposals included in the Company's Proxy Statement for the 2000 Annual Meeting, must be certain that such proposals are received by the Company's Secretary at the Company's executive offices, 641 Lexington Avenue, New York, New York 10022, not later than April 5, 2000. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Shareholders who intend to present a proposal at the 2000
Annual Meeting but who do not wish to have such proposal included in the Company's Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company's Secretary at the Company's executive offices no later than June 23, 2000.


                              By Order of the Board of Directors



                              Valerie Asciutto, Secretary


Dated:  August 3, 1999



     Upon the written request of any shareholder of the Company, the Company will provide to such shareholder a copy of the Company's Annual Report on Form 10-K for 1999, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to Valerie Asciutto, Secretary, AMREP Corporation, 641 Lexington Avenue, New York, New York 10022. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company's reasonable expenses of furnishing exhibits may be charged.

PROXY                          AMREP CORPORATION                         PROXY

                     SOLICITED BY BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                 Crest Room, New York Marriott Eastside Hotel,
                   525 Lexington Avenue, New York, NY 10017
                    September 29, 1999, 9:00 AM Local Time




     The undersigned hereby appoints Valerie Asciutto and Peter M. Pizza, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at the 1999 Annual Meeting of Shareholders of AMREP Corporation, and any adjournment thereof, for the election of directors as set forth in the Proxy Statement of the Board of Directors dated August 3, 1999, and upon all other matters which come before said meeting or any continuation or adjournment thereof.

     Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement of the Board of Directors is acknowledged.

     Unless otherwise specified, this proxy will be voted FOR the election of directors as set forth in the Proxy Statement.


                         (Continued and to be dated and signed on reverse side.)

A vote FOR ITEM 1 is recommended
by the Board of Directors.

1. FOR ELECTION OF      FOR all  |_|    WITHHOLD     |_|    *EXCEPTIONS:   |_|
   THREE (3)            nominees        AUTHORITY to
   DIRECTORS AS         listed          vote for all
   DESCRIBED IN THE      below:         nominees listed
   PROXY STATEMENT OF                   below:
   THE BOARD OF
   DIRECTORS.





Nominees: Jerome Belson, Nicholas G. Karabots, Albert Russo


(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)



*Exceptions ____________________________________________________________________




                                                      Change of Address
                                                      Mark Here      |_|







                                           If stock is held in the name of more
                                           than one person, all holders should
                                           sign.  Sign exactly as name or names
                                           appear at left. Persons signing in a
                                           fiduciary capacity should include
                                           their title as such.

                                           Dated: ________________________, 1999


                                           _____________________________________
                                                        (Signature)


                                           _____________________________________
                                                        (Signature)


                                           Votes MUST be indicated




PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED.